SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2002

Boykin Lodging Company

(Exact Name of Registrant as Specified in Charter)

Ohio	001-11975	34-1824586

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Guildhall Building, Suite 1500, 45 W. Prospect Ave
Cleveland, Ohio	44115

(Address of Principal Executive Offices)	(Zip Code)

(216) 430-1200

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     This report is being filed to file certain material contracts of the Company as exhibits.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boykin Lodging Company

By:

Date: October 3, 2002	/s/ SHEREEN P. JONES Shereen P. Jones Chief Financial Officer and Chief Investment Officer

Exhibit Index

Exhibit 4.4	Form of Preferred Share Certificate*

Exhibit 4.5	Form of Depositary Receipt*

Exhibit 10.1b	Third Amended and Restated Agreement of Limited Partnership of Boykin Hotel Properties, L.P.

Exhibit 10.17	Underwriting Agreement, dated October 1, 2002, between the Company and A.G. Edwards & Sons, Inc., Legg Mason Wood Walker Incorporated, Friedman Billings Ramsey & Co., Inc. and Wells Fargo Securities, LLC

Exhibit 10.18	Form of Deposit Agreement among the Company, National City Bank, as Depositary, and the holders from time to time of Depositary Receipts*

*     Incorporated by reference from the Company’s Registration Statement on Form 8-A filed with the SEC on October 3, 2002